Exhibit 10.47

ASCENT SOLAR TECHNOLOGIES, INC.

2008 RESTRICTED STOCK PLAN

(as amended September 19, 2008)

1.     Purposes of the Plan.     The purposes of this 2008 Restricted Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Eligible Employees, Consultants and Directors, and to promote the success of the Company’s business.

2.     Definitions.     As used herein, the following definitions shall apply:

a.     “Applicable Law” means the legal requirements relating to the administration of the Plan under applicable federal, state, local and foreign corporate, tax and securities laws, and the rules and requirements of any stock exchange or quotation system on which the Common Stock is listed or quoted.

b.     “Award” means an award of Restricted Stock or Restricted Stock Units to a Grantee pursuant to Section 5 of the Plan.

c.     “Award Agreement” means the agreement, notice and/or terms or conditions by which an Award is evidenced, documented in such form (including by electronic communication) as may be approved by the Committee.

d.     “Board” means the Board of Directors of the Company.

e.     “Change in Control” means the happening of any of the following:

(i)      any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, possesses more than 50 percent of the total fair market value or total voting power of the stock of the Company; provided, however, that if any one person, or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons will not be considered a Change in Control. Notwithstanding the foregoing, an increase in the percentage of stock of the Company owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock of the Company for purposes of this subsection (i);

(ii)     during any period of 12 consecutive months, individuals who at the beginning of such period constituted the Board (together with any new or replacement directors whose election by the Board, or whose nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or

(iii)    any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by the person or persons) assets from the Company, outside of the ordinary course of business, that have a gross fair market value equal to or more than 50 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this subsection (iii), “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Notwithstanding anything to the contrary in this Agreement, the following shall not be treated as a Change in Control under this subsection (iii): (A) a transfer of assets from the Company to a shareholder of the Company (determined immediately before the asset transfer); (B) a transfer of assets from the Company to an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (C) a transfer of assets from the Company to a person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company; or (D) a transfer of assets from the Company to an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in (iii)(C) above.

f.      “Code” means the Internal Revenue Code of 1986, as amended.

g.     “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

h.     “Common Stock” means the common stock, $0.0001 par value, of the Company.

i.      “Company” means Ascent Solar Technologies, Inc., a Delaware corporation.

j.      “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity

k.     “Date of Grant” means the date on which the Committee makes the determination granting the Award, or such other later date as is determined by the Committee.

l.      “Date of Termination” means the date on which a Grantee’s employment or service as a Director, whichever is applicable, terminates.

m.    “Director” means a member of the Board.

n.     “Eligible Employee” means any person who is employed by the Company or any Parent or Subsidiary of the Company.

o.     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

p.     “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)      If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market or The Nasdaq Capital Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)     If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)    In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.

q.     “Grantee” means an individual to whom an Award has been granted.

r.      “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

s.     “Parent” means a corporation, whether now or hereafter existing, in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company holds at least 50 percent of the voting shares of one of the other corporations in such chain.

t.      “Plan” means this 2008 Ascent Solar Technologies, Inc. Restricted Stock Plan, as it may be amended from time to time.

u.     “Restricted Stock” means Common Stock awarded under this Plan.

v.     “Restricted Stock Unit” means a bookkeeping entry representing an amount equivalent to the fair market value of one share of Common Stock, payable in cash or shares of Common Stock. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Committee.

w.    “ Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

x.     “ Section 16(b) “ means Section 16(b) of the Exchange Act.

y.     “ Share” means a share of the Common Stock awarded under the Plan as (i) part of a Restricted Stock grant or (ii) a component of a Restricted Stock Unit, as adjusted in accordance with Section 7 of the Plan.

z.     “ Subsidiary” means a corporation, domestic or foreign, of which not less than 50 percent of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3.     Shares Subject to the Plan.     Subject to the provisions of Section 7 of the Plan and except as otherwise provided in this Section 3, the maximum aggregate number of Shares that may be subject to Awards is initially 750,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Award expires without having been vested in full the remaining Shares that were subject to the Award shall become available for future Awards under the Plan (unless the Plan has terminated). The Board may from time to time determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan. No more than 200,000 Shares may be granted pursuant to Awards to an individual Grantee in any calendar year.

4.     Administration of the Plan.

a.     Multiple Administrative Bodies.     The Plan may be administered by different Committees with respect to different groups of Grantees.

(i)      Section 162(m) .    To the extent that the Committee determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(ii)     Rule 16b-3 .    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii).   Other Administration .    Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(iv)    Binding Effect .    The Committee’s decisions, determinations and interpretations shall be final and binding on all Grantees and any other holders of Awards.

b.     Subject to the provisions of the Plan, the Committee shall have the authority, in its sole and absolute discretion:

(i)      to determine the Fair Market Value of the Common Stock, in accordance with Section 2(p) of the Plan;

(ii)     to select the Eligible Employees, Consultants and Directors to whom Awards will be granted under the Plan;

(iii)    to determine whether, when, to what extent and in what amounts Awards are granted under the Plan;

(iv)    to determine the number of Shares to be covered by each Award granted under the Plan;

(v)     to determine the forms of Award Agreements, which need not be the same for each grant or for each Grantee, for use under the Plan;

(vi)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted under the Plan. Such terms and conditions, which need not be the same for each grant or for each Grantee, include, but are not limited to, any waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee shall determine;

(vii)   to construe and interpret the terms of the Plan and Awards;

(viii)  to prescribe, amend and rescind rules and regulations relating to the Plan, including, without limiting the generality of the foregoing, rules and regulations relating to the operation and administration of the Plan to accommodate the specific requirements of local and foreign laws and procedures;

(ix)    to modify or amend each Award (subject to Section 9 of the Plan);

(x)     to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee;

(xi)    to determine the terms and restrictions applicable to Awards;

(xii)   to provide any notice or other communication required or permitted by the Plan in either written or electronic form; and

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

5.     Eligibility and General Conditions of Awards.

a.     Eligibility.     Awards may be granted to Eligible Employees, Consultants and Directors. If otherwise eligible, an Eligible Employee, Consultant or Director who has been granted an Award may be granted additional Awards.

b.     Committee Action.     The Committee acting in its sole and absolute discretion shall have the right to grant Awards to Eligible Employees, Consultants and Directors under the Plan from time to time. Subject to the terms of the Plan, the Committee may grant Awards to any Eligible Employee, Consultant or Director, in such amount and upon such terms and conditions as shall be determined by the Committee in its sole and absolute discretion. Each Award shall be evidenced by an Award Agreement, and to the extent not set forth in the Plan, the terms and conditions of each Award, which need not be the same for each grant or for each Grantee, shall be set forth in an Award Agreement. Each Award Agreement shall set forth the conditions, if any, under which the Grantee’s interest in the Shares will be forfeited.

c.     Forfeiture Conditions.     The Committee may make each grant of an Award (if, when and to the extent that the grant becomes effective) subject to one, or more than one, objective employment, performance or other forfeiture condition which the Committee acting in its sole and absolute discretion deems appropriate under the circumstances for Eligible Employees, Consultants or Directors generally or for a Grantee in particular, and the related Award Agreement shall set forth each such condition and the deadline for satisfying each such forfeiture condition. A Grantee’s nonforfeitable and vested interest in the Award shall depend on the extent to which each such condition is timely satisfied. Unless otherwise provided in the Award Agreement, the Award shall vest in a series of three (3) successive equal annual installments over the three (3)-year period measured from the Date of Grant.

(i)            With respect to Awards of Restricted Stock, a share certificate shall be issued (subject to the conditions, if any, described in this Section 5) to, or for the benefit of, the Grantee with respect to the number of Shares for which a grant has become effective as soon as practicable after the Date of Grant.

(ii)           With respect to Awards of Restricted Stock Units, as soon as administratively possible after the date of vesting, but in no event later than two and a half months after the end of the calendar year in which the vesting occurs, the Committee will cause to be issued to the Grantee, a share certificate to, or for the benefit of, the Grantee with respect to the number of vested Shares. Alternatively, at the discretion of the Committee, vested Restricted Stock Units may be paid to the Grantee in cash.

d.     Code Section 162(m) Provisions.

(i)          Notwithstanding any other provision of the Plan, if the Compensation Committee of the Board (the “Compensation Committee”) determines at the time an Award is granted to an Eligible Employee, Consultant or Director that such Eligible Employee, Consultant or Director is, or may be as of the end of the tax year for which the Company would claim a tax deduction in connection with such Award, a “covered employee” within the meaning of Section 162(m)(3) of the Code, and to the extent the Compensation Committee considers it desirable for compensation delivered pursuant to such Award to be eligible to qualify for an exemption from the limit on tax deductibility of compensation under Section 162(m) of the Code, then the Compensation Committee may provide that this Section 5(d) is applicable to such Award under such terms as the Compensation Committee shall determine.

(ii)         If an Award is subject to this Section 5(d), then the lapsing of restrictions thereon and the distribution of Shares or cash pursuant thereto, as applicable, shall be subject to satisfaction of one, or more than one, objective performance targets. The Compensation Committee shall determine the performance targets that will be applied with respect to each Award subject to this Section 5(d) at the time of grant, but in no event later than 90 days after the commencement of the period of service to which the performance target(s) relate. The performance criteria applicable to Awards subject to this Section 5(d) will be one or more of the following criteria: (A) stock price; (B) market share; (C) sales; (D) earnings per share, core earnings per share or variations thereof; (E) return on equity; (F) costs; (G) revenue; (H) cash to cash cycle; (I) days payables outstanding; (J) days of supply; (K) days sales outstanding; (L) cash flow; (M) operating income; (N) profit after tax; (O) profit before tax; (P) return on assets; (Q) return on sales; (R) inventory turns; (S) invested capital; (T) net operating profit after tax; (U) return on invested capital; (V) total shareholder return; (W) earnings; (X) return on equity or average shareowners’ equity; (Y) total shareowner return; (Z) return on capital; (AA) return on investment; (BB) income or net income; (CC) operating income or net operating income; (DD) operating profit or net operating profit; (EE) operating margin; (FF) return on operating revenue; (GG) contract awards or backlog; (HH) overhead or other expense reduction; (II) growth in shareowner value relative to the moving average of the S&P 500 Index or a peer group index; (JJ) credit rating; (KK) strategic plan development and implementation; (LL) net cash provided by operating activities; (MM) gross margin; (NN) economic value added; (OO) customer satisfaction; (PP) financial return ratios; (QQ) market performance; (RR) production capacity; (SS) production volume; (TT) achievement of photovoltaic conversion efficiency; (UU) production yields; (VV) EBITDA; (WW) EBIT; (XX) market capitalization; (YY) liquidity; (ZZ) strategic partnerships; (AAA) production agreements and relationships; and (BBB) product certifications.

(iii)        Notwithstanding any contrary provision of the Plan, the Compensation Committee may not increase the number of Shares granted pursuant to any Award subject to this Section 5(d), nor may it waive the achievement of any performance target established pursuant to this Section 5(d).

(iv)        Prior to the payment of any Award subject to this Section 5(d), the Compensation Committee shall certify in writing that the performance target(s) applicable to such Award was met.

(v)         The Compensation Committee shall have the power to impose such other restrictions on Awards subject to this Section 5(d) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Code section 162(m)(4)(C) of the Code, the regulations promulgated thereunder, and any successors thereto.

e.     Dividends and Voting Rights.

(i)          Restricted Stock.  Unless otherwise provided in the Award Agreement, the Grantee shall have the right to receive any cash dividends which are paid with respect to any of his or her Shares after the Date of Grant and before the first day that the Grantee’s interest in such Shares is forfeited or becomes nonforfeitable and vested. If an Award Agreement provides that a Grantee has no right to receive a cash dividend when paid, such Award Agreement may set forth the conditions, if any, under which the Grantee will be eligible to receive one, or more than one, payment in the future to compensate the Grantee for the fact that he or she had no right to receive any cash dividends on his or her Shares when such dividends were paid. If an Award Agreement calls for any such payments to be made, the Company shall make such payments from the Company’s general assets, and the Grantee shall be no more than a general and unsecured creditor of the Company with respect to such payments. If a stock dividend is declared on such a Share after the grant is effective but before the Grantee’s interest in such Share has been forfeited or has become nonforfeitable and vested, such stock dividend shall be treated as part of the grant of the Shares, and a Grantee’s interest in such stock dividend shall be forfeited or shall become nonforfeitable and vested at the same time as the Share with respect to which the stock dividend was paid is forfeited or becomes nonforfeitable and vested. If a dividend is paid other than in cash or stock, the disposition of such dividend shall be made in accordance with such rules as the Committee shall adopt with respect to each such dividend. Unless otherwise provided in the Award Agreement, the Grantee shall have the right to vote the Shares related to his or her Award of after the Date of Grant of such Shares but before his or her interest in such Shares has been forfeited or has become nonforfeitable and vested.

(ii)         Restricted Stock Units.  No dividend or voting rights shall attach to Shares associated with Awards of Restricted Stock Units unless and until such Shares become nonforfeitable and vested.

f.      Satisfaction of Forfeiture Conditions.     A Share shall cease to be restricted at such time as a Grantee’s interest in such Share becomes nonforfeitable and vested in accordance with the terms of the Plan and the Award Agreement, and the certificate representing such share shall be reissued as soon as practicable thereafter and shall be transferred to the Grantee.

g.     Termination of Employment or Service as a Director.     In the event that a Grantee’s employment or service as a Director terminates for any reason, then, unless otherwise provided by the Award Agreement, and subject to Section 7 of the Plan:

(i)      With respect to the portion of an Award that is forfeitable immediately before the Date of Termination, the Shares shall thereupon automatically be forfeited; and

(ii)     With respect to the portion of an Award that is nonforfeitable and vested immediately before the Date of Termination, the Shares shall promptly be settled by delivery to the Grantee (or the Grantee’s beneficiary, in the event of the death of the Grantee) of a number of unrestricted Shares equal to the aggregate number of the Grantee’s nonforfeitable and vested Shares.

h.     Nontransferability of Awards.     Until such time as it becomes nonforfeitable and vested in accordance with the terms of the Plan and the Award Agreement, no Award, no right under any Award, and no Shares may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution or to the Company, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

i.      Escrow of Shares.     Any certificates representing the Shares issued under the Plan shall be issued in the Grantee’s name, but, if the applicable Award Agreement so provides, the Shares will be held by a custodian designated by the Committee (the “Custodian”). Each applicable Award Agreement providing for the transfer of Shares to the Custodian shall appoint the Custodian as attorney-in-fact for the Grantee for the term specified in the applicable Award Agreement, with full power and authority in the Grantee’s name, place and stead to transfer, assign and convey to the Company any Shares held by the Custodian for such Grantee, if the Grantee forfeits the Shares under the terms of the applicable Award Agreement. During the period that the Custodian holds the shares subject to this Section 5(i), the Grantee will be entitled to all rights, except as otherwise provided in the Plan or the applicable Award Agreement, applicable to Shares not so held.

j.      Other Restrictions.     The Committee shall impose such other restrictions on any Award as it may deem advisable including, without limitation, restrictions under Applicable Law. The Committee may also require that Grantees make cash payments at the time of grant or upon lapsing of restrictions. An Award shall not be granted and Shares shall not be issued pursuant to an Award unless the grant of such Award and the issuance and delivery of such Shares shall comply with all relevant provisions of Applicable Law, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Any certificate issued to evidence Shares may bear such legends and statements, and shall be subject to such transfer restrictions, as the Committee deems advisable to assure compliance with Applicable Law and the requirements of this Section 5(j). As a condition to the issuance of Shares under this Plan, the Committee may require the Grantee to represent and warrant that the Shares will be held for investment and not with a view of resale or distribution to the public. No Shares may  be issued under this Plan until the Company has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matters as the Board deems advisable. Each person who acquires the right to ownership of Shares by bequest or inheritance may be required by the Committee to furnish reasonable evidence of such right of ownership. In addition, the Board may require such consents and releases of taxing authorities as the Board deems advisable. Additionally, as a condition to the issuance of shares under this Plan, the Grantee shall be required to become a party to the then-current version of any shareholder agreement that is in effect among the holders of a majority of the Company’s equity securities.

k.     Certificate Legend.     In addition to any legends placed on certificates pursuant to Section 5(j) above, each certificate representing Shares shall bear the following legend:

The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Ascent Solar Technologies, Inc. Restricted Stock Plan, as amended, and in a Restricted Stock

Agreement dated                        . A copy of the Plan and the Restricted Stock Agreement may be obtained from the Chief Financial Officer of Ascent Solar Technologies, Inc.

l.      Removal of Restrictions.      Shares shall become freely transferable by the Grantee after they become nonforfeitable and vested. Once the Shares are released from the forfeiture restrictions, the Grantee shall be entitled to have the legend required by Section 5(k) above removed from the Grantee’s Share certificate.

6.     Tax Withholding.     Upon each vesting event, the Grantee must satisfy the federal, state, local or foreign income and social insurance withholding taxes imposed by reason of the vesting of the Shares. Upon grant of an Award, the Grantee shall make an election with respect to the method of satisfaction of such tax withholding obligation in accordance with procedures established by the Administrator. In the case where the Grantee is an Eligible Employee, unless the Grantee delivers to the Company or its designee within five (5) days after the occurrence of the vesting event specified in Section 2 or Section 3 above a certified check payable in the amount of all tax withholding obligations imposed on the Grantee and the Company by reason of the vesting of the Shares, the Grantee’s actual number of vested Shares shall be reduced by the smallest number of whole Shares which, when multiplied by the Fair Market Value of the Common Stock on the vesting date, is sufficient to satisfy the amount of such tax withholding obligations.

7.     Adjustments Upon Changes in Capitalization or Change of Control.

a.     Changes in Capitalization.     Subject to any required action by the shareholders of the Company, the number of Shares, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares.

b.     Change in Control.     Unless otherwise provided in the Award Agreement, in the event of a Change in Control, then, as to each Grantee, 50 percent of any Shares that have not yet been forfeited and that are not yet nonforfeitable and vested at the time such Change in Control is determined to have occurred shall become nonforfeitable and vested immediately before such Change in Control is determined to have occurred. Notwithstanding the foregoing and anything else in this Plan, and unless otherwise provided in the Award Agreement, if the employment of a Grantee is terminated by the Company or its successor in connection with a Change in Control (as determined in the sole and absolute discretion of the Committee), then all of such Grantee’s Shares that have not yet been forfeited and are not yet nonforfeitable and vested at termination of employment shall become nonforfeitable and vested upon termination of employment.

c.     Dissolution or Liquidation .    Unless otherwise provided in the Award Agreement, in the event of the dissolution or liquidation of the Company, then immediately before such dissolution or liquidation, any Shares that are not yet nonforfeitable and vested shall become nonforfeitable and vested.

8.     Term of Plan.     The Plan shall become effective upon its approval by the shareholders of the Company within 12 months after the earlier of the date of its adoption by the Board or the date of its approval by the shareholders. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law. The Plan shall continue in effect until the tenth anniversary of adoption of the Plan by the Board, unless terminated earlier under Section 9 of the Plan.

9.     Amendment and Termination of the Plan.

a.     Amendment and Termination.     The Board may at any time amend, alter, suspend or terminate the Plan.

b.     Shareholder Approval.     The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Law. Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the Applicable Law.

c.     Effect of Amendment or Termination.     No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Grantee, unless mutually agreed otherwise between the Grantee and the Committee, which agreement must be in writing and signed by the Grantee and the Company.

10.   Liability of Company.

a.     Inability to Obtain Authority.     The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

b.     Grants Exceeding Allotted Shares.     If the Shares covered by an Award exceeds, as of the date of grant, the number of Shares that may be issued under the Plan without additional shareholder approval, such Award shall be void with respect to such excess Shares, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 9 of the Plan.

11.   Reservation of Shares.     The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

12.   Rights of Grantees.     Neither the Plan nor any Award shall confer upon an Grantee any right with respect to continuing the Grantee’s employment or service as a Consultant or Director, nor shall they interfere in any way with the Grantee’s right or the Company’s right to terminate such employment or service as a Consultant or Director at any time, with or without cause.

13.   Construction.     The Plan shall be construed under the laws of the State of Delaware, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

ASCENT SOLAR TECHNOLOGIES, INC.

2008 RESTRICTED STOCK PLAN

RESTRICTED STOCK AWARD AGREEMENT

This RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) is made as of [INSERT DATE OF GRANT] (the “Date of Grant”) between ASCENT SOLAR TECHNOLOGIES, INC., a Delaware corporation (the “Company”) and [INSERT NAME OF INDIVIDUAL GRANTEE] (the “Grantee”).

Background Information

A.            The Board of Directors (the “Board”) and shareholders of the Company previously adopted the Ascent Solar Technologies, Inc. 2008 Restricted Stock Plan (the “Plan”).

B.            The Plan provides that the Committee shall have the discretion and right to grant Awards to any Eligible Employees or Directors of the Company, subject to the terms and conditions of the Plan and any additional terms provided by the Committee.  The Committee has made an Award grant to the Grantee as of the Date of Grant pursuant to the terms of the Plan and this Agreement.

C.            In cases where the Committee has determined that the vesting of the Award is subject to certain performance targets set forth in Section 5(d) of the Plan,  the Compensation Committee of the Board (the “Compensation Committee”) has determined that it is desirable for compensation delivered pursuant to such Award to be eligible to qualify for an exemption from the limit on tax deductibility of compensation under Section 162(m) of the Code, and the Compensation Committee has determined that Section 5(d) of the Plan is applicable to such Award.

C.            The Grantee desires to accept the Award grant and agrees to be bound by the terms and conditions of the Plan and this Agreement.

D.            Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

Agreement

1.             Restricted Stock.  Subject to the terms and conditions provided in this Agreement and the Plan, the Company hereby grants to the Grantee [INSERT AMOUNT OF AWARD]  (              ) shares of Common Stock (the “Shares”) as of the Date of Grant.  The extent to which the Shares become vested and nonforfeitable shall be determined in accordance with the provisions of Sections 2 and 3 of this Agreement.

2.             Vesting.  Except as may be otherwise provided in this Section 2 and in Section 3 of this Agreement, the Grantee’s rights and interest in the Shares shall become vested and nonforfeitable and shall cease being restricted as follows:

CHECK ONE:

☐  Time-based vesting according to the following schedule:

Date	Percent Vested
First Anniversary of Date of Grant	33.33%
Second Anniversary of Date of Grant	33.33%
Third Anniversary of Date of Grant	33.33%

☐  Performance-based vesting according to the following criteria:

Except as may be otherwise provided in Section 3 of this Agreement, the extent of the vesting of the Restricted Stock shall be based upon the satisfaction of the performance goal specified in this Section 2 (the “Performance Goal”).  The Performance Goal shall be based upon [BRIEFLY IDENTIFY THE TYPE OF PERFORMANCE METRIC(S) THAT WILL BE USED TO DETERMINE VESTING (E.G., STOCK PRICE, EARNINGS PER SHARE,  REVENUE, PRODUCTION CAPACITY, CONVERSION EFFICIENCIES ATTAINED, PRODUCTION YIELDS, ETC). REFER TO SECTION 5(D) OF THE PLAN].

The portion of the Grantee’s rights and interest in the Restricted Stock, if any, that become vested and non-forfeitable and ceases to be restricted shall be determined in accordance with the following schedule: [DETAIL THE RATE AT WHICH SHARES WILL BE VESTED AS PEFORMANCE METRIC(S) ARE MET. A CHART IS RECOMMENDED.].

The applicable portion of the Restricted Stock shall become vested and non-forfeitable and shall cease being restricted upon written certification by the Compensation Committee of the Company’s Board of Directors that the corresponding Performance Goal has been satisfied, provided the Grantee’s Continuous Status as an Employee or Consultant has not terminated more than thirty (30) days prior to the date and time of the Compensation Committee’s certification.   Any determination as to whether or not and to what extent the Performance Goal has been satisfied shall be made by the Compensation Committee in its sole and absolute discretion and shall be final, binding and conclusive on all persons, including, but not limited to, the Company and the Grantee.   The Grantee shall not be entitled to any claim or recourse if any action or inaction by the Company, or any other circumstance or event, including any circumstance or event outside the control of the Grantee, adversely affects the ability of the Grantee to satisfy the Performance Goal or in any way prevents the satisfaction of the Performance Goal.

3.             Change in Control.  In the event of a Change in Control, any portion of the Shares that is not yet vested and nonforfeitable on the date such Change in Control occurs shall become vested and nonforfeitable in accordance with Section 7(b) of the Plan.  [Note: IF THE VESTING SCHEDULE FOR THIS GRANTEE IN THE EVENT OF A CHANGE OF CONTROL DEVIATES FROM THE DEFAULT SCHEDULE IN SECTION 7(B) OF THE PLAN, DETAIL IT HERE.  OTHERWISE, DELETE THIS NOTE.]

4.             Restrictions on Transfer.  Until such time as a Share becomes vested and nonforfeitable pursuant to Section 2 or Section 3 of this Agreement, the Grantee shall not have the right to make or permit to occur any transfer, pledge or hypothecation of all or any portion of the Shares, whether outright or as security, with or without consideration, voluntary or involuntary.  Any transfer, pledge or hypothecation not made in accordance with this Agreement shall be deemed null and void.

5.             Termination of Employment.  Subject to Section 3 above, in the event that the Grantee’s employment or service as a Director terminates for any reason, then:

(i)            With respect to the portion of the Award that is unvested and forfeitable immediately before the Date of Termination, the Shares shall thereupon automatically be forfeited; and

(iii)          With respect to the portion of the Award that is nonforfeitable and vested immediately before the Date of Termination, the Shares shall promptly be settled by delivery to the Grantee (or the Grantee’s beneficiary, in the event of the death of the Grantee) of a number of unrestricted Shares equal to the aggregate number of the Grantee’s nonforfeitable and vested Shares.

6.            Shares Held by Custodian. The Grantee hereby authorizes and directs the Company to deliver any share certificate issued by the Company to evidence the Award to the Secretary of the Company or such other officer of the Company as may be designated by the Committee (the “Share Custodian”) to be held by the Share Custodian until the Shares becomes vested and nonforfeitable in accordance with Section 2 or Section 3 of this Agreement.  When a Share becomes vested, the Share Custodian shall deliver to the Grantee (or his beneficiary in the event of death) a certificate representing the vested and nonforfeitable Share.  The Grantee hereby irrevocably appoints the Share Custodian, and any successor thereto, as the true and lawful attorney-in-fact of the Grantee with full power and authority to execute any stock transfer power or other instrument necessary to transfer the Shares to the Company, or to transfer a portion of the Shares to the Grantee on an unrestricted basis upon vesting, pursuant to this Agreement, in the name, place, and stead of the Grantee.  The term of such appointment shall commence on the Date of Grant and shall continue until all the Shares become vested or are forfeited.  During the period that the Share Custodian holds the Shares subject to this Section 6, the Grantee shall be entitled to all rights applicable to shares of common stock of the Company not so held, including the right to vote and receive dividends, but provided, however, in the event the number of Shares is increased or reduced in accordance with Section 7 of the Plan, and in the event of any distribution of common stock or other securities of the Company in respect of such shares of common stock, the Grantee agrees that any certificate representing shares of such additional common stock or other securities of the Company issued as a result of any of the foregoing shall be delivered to the Share Custodian and shall be subject to all of the provisions of this Agreement as if initially received hereunder.

7.            Tax Consequences.

(a)           Upon the occurrence of a vesting event specified in Section 2 or Section 3 above, the Grantee must satisfy the federal, state, local or foreign income and social insurance withholding taxes imposed by reason of the vesting of the Restricted Stock.  In the case of a Grantee who is an employee: (i) upon grant of an Award, the Grantee shall make an election with respect to the method of satisfaction of such tax withholding obligation in accordance with procedures established by the Administrator; and (ii) unless the Grantee delivers to the Company or its designee within five (5) days after the occurrence of the vesting event specified in Section 2 or Section 3 above a certified check payable in the amount of all tax withholding obligations imposed on the Grantee and the Company by reason of the vesting of the Shares, the Grantee’s actual number of vested Shares of shall be reduced by the smallest number of whole Shares which, when multiplied by the Fair Market Value of the Common Stock on the vesting date, is sufficient to satisfy the amount of such tax withholding obligations.

(b)          The Grantee understands that the Grantee may elect to be taxed at the Date of Grant rather than when the Shares become vested by filing with the Internal Revenue Service an election under section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), within thirty (30) days from the Date of Grant.  The Grantee acknowledges that it is the Grantee’s sole responsibility and not the Company’s responsibility to timely file the Code section 83(b) election with the Internal Revenue Service if the Grantee intends to make such an election.  Grantee agrees to provide written notification to the Company if the Grantee files a Code section 83(b) election.

8.            No Effect on Employment.  Nothing in the Plan or this Agreement shall confer upon the Grantee the right to continue in the employment of the Company or effect any right which the Company may have to terminate the employment of the Grantee regardless of the effect of such termination of employment on the rights of the Grantee under the Plan or this Agreement.

9.             Governing Laws.  This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

10.           Successors.  This Agreement shall inure to the benefit of, and be binding upon, the Company and the Grantee and their heirs, legal representatives, successors and permitted assigns.

11.           Severability.  In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

12.          Entire Agreement.   Subject to the terms and conditions of the Plan, which are incorporated herein by reference, this Agreement expresses the entire understanding and agreement of the parties hereto with respect to such terms, restrictions and limitations.

13.          Headings.   Section headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

14.          Additional Acknowledgements.  By their signatures below, the Grantee and the Company agree that the Shares is granted under and governed by the terms and conditions of the Plan and this Agreement.  Grantee has had an opportunity to request a copy of the Plan, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement.  Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee made in accordance with the terms of the Plan and this Agreement upon any questions relating to the Plan and this Agreement.

15.          Incorporation of Plan by Reference.  The Award is granted in accordance with the terms and conditions of the Plan, the terms of which are incorporated in this Agreement by reference, and this Agreement shall in all respects be interpreted in accordance with the Plan.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the Date of Grant set forth above.

ASCENT SOLAR TECHNOLOGIES, INC.

By:

Print Name:

GRANTEE

ASCENT SOLAR TECHNOLOGIES, INC.

2008 RESTRICTED STOCK PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

This RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”) is made as of [INSERT DATE OF GRANT] (the “Date of Grant”) between ASCENT SOLAR TECHNOLOGIES, INC., a Delaware corporation (the “Company”) and [INSERT NAME OF INDIVIDUAL GRANTEE] (the “Grantee”).

Background Information

A.            The Board of Directors (the “Board”) and shareholders of the Company previously adopted the Ascent Solar Technologies, Inc. 2008 Restricted Stock Plan (the “Plan”).

B.            The Plan provides that the Committee shall have the discretion and right to grant Restricted Stock Units to any Eligible Employees or Directors of the Company, subject to the terms and conditions of the Plan and any additional terms provided by the Committee.  The Committee has made grant of Restricted Stock Units to the Grantee as of the Date of Grant pursuant to the terms of the Plan and this Agreement.

C.            In cases where the Committee has determined that the vesting of the Restricted Stock Units is subject to certain performance targets set forth in Section 5(d) of the Plan,  the Compensation Committee of the Board (the “Compensation Committee”) has determined that it is desirable for compensation delivered pursuant to such Restricted Stock Units to be eligible to qualify for an exemption from the limit on tax deductibility of compensation under Section 162(m) of the Code, and the Compensation Committee has determined that Section 5(d) of the Plan is applicable to such Restricted Stock Units.

D.            The Grantee desires to accept the Restricted Stock Units grant and agrees to be bound by the terms and conditions of the Plan and this Agreement.

E.             Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

Agreement

1.             Restricted Stock Unit.  Subject to the terms and conditions provided in this Agreement and the Plan, the Company hereby grants to the Grantee [INSERT AMOUNT OF AWARD] (              ) Restricted Stock Units covering shares of Common Stock as of the Date of Grant.  The extent to which the Restricted Stock Units become vested and nonforfeitable shall be determined in accordance with the provisions of Sections 2 and 3 of this Agreement.

2.             Vesting.  Except as may be otherwise provided in this Section 2 and in Section 3 of this Agreement, the Grantee’s rights and interest in the Restricted Stock Units shall become vested and nonforfeitable as follows:

CHECK ONE:

☐  Time-based vesting according to the following schedule:

Date	Percent Vested
First Anniversary of Date of Grant	33.33%
Second Anniversary of Date of Grant	33.33%
Third Anniversary of Date of Grant	33.33%

☐  Performance-based vesting according to the following criteria:

Except as may be otherwise provided in Section 3 of this Agreement, the extent of the vesting of the Restricted Stock Units shall be based upon the satisfaction of the performance goal specified in this Section 2 (the “Performance Goal”).  The Performance Goal shall be based upon [BRIEFLY IDENTIFY THE TYPE OF PERFORMANCE METRIC(S) THAT WILL BE USED TO DETERMINE VESTING (E.G., STOCK PRICE, EARNINGS PER SHARE,  REVENUE, PRODUCTION CAPACITY, CONVERSION EFFICIENCIES ATTAINED, PRODUCTION YIELDS, ETC). REFER TO SECTION 5(D) OF THE PLAN].

The portion of the Grantee’s rights and interest in the Restricted Stock Units, if any, that become vested and non-forfeitable shall be determined in accordance with the following schedule: [DETAIL THE RATE AT WHICH SHARES WILL BE VESTED AS PERFORMANCE METRIC(S) ARE MET. A CHART IS RECOMMENDED.].

The applicable Restricted Stock Units shall become vested and non-forfeitable upon written certification by the Compensation Committee of the Company’s Board of Directors that the corresponding Performance Goal has been satisfied, provided the Grantee’s Continuous Status as an Employee or Consultant has not terminated more than thirty (30) days prior to the date and time of the Compensation Committee’s certification.   Any determination as to whether or not and to what extent the Performance Goal has been satisfied shall be made by the Compensation Committee in its sole and absolute discretion and shall be final, binding and conclusive on all persons, including, but not limited to, the Company and the Grantee.   The Grantee shall not be entitled to any claim or recourse if any action or inaction by the Company, or any other circumstance or event, including any circumstance or event outside the control of the Grantee, adversely affects the ability of the Grantee to satisfy the Performance Goal or in any way prevents the satisfaction of the Performance Goal.

3.             Change in Control.  In the event of a Change in Control, any Restricted Stock Units that are not yet vested and nonforfeitable on the date such Change in Control occurs shall become vested and nonforfeitable in accordance with Section 7(b) of the Plan.  [Note: IF THE VESTING SCHEDULE FOR THIS GRANTEE IN THE EVENT OF A CHANGE OF CONTROL DEVIATES FROM THE DEFAULT SCHEDULE IN SECTION 7(B) OF THE PLAN, DETAIL IT HERE.  OTHERWISE, DELETE THIS NOTE.]

4.             Restrictions on Transfer.  The Grantee shall not have the right to make or permit to occur any transfer, pledge or hypothecation of all or any portion of the Restricted Stock Units, whether outright or as security, with or without consideration, voluntary or involuntary.  Any transfer, pledge or hypothecation not made in accordance with this Agreement shall be deemed null and void.

5.             Termination of Employment.  Subject to Section 3 above, in the event that the Grantee’s employment or service as a Director terminates for any reason, then with respect to the Restricted Stock Units that are unvested and forfeitable immediately before the Date of Termination, such unvested Restricted Stock Units shall thereupon automatically be forfeited.

6.            Settlement of Vested Restricted Stock Units. Subject to Section 7 below, as soon as administratively feasible after the date of vesting of a Restricted Stock Unit, but no later than 2 and 1/2 months after the last day of the calendar year in which the vesting occurs, the Committee shall cause to be delivered to the Grantee the equivalent number of shares of Common Stock or cash, or a combination of both, as determined by the Committee in its sole discretion.

7.            Tax Consequences. Upon the occurrence of a vesting event specified in Section 2 or Section 3 above, the Grantee must satisfy the federal, state, local or foreign income and social insurance withholding taxes imposed by reason of the vesting of the Restricted Stock Units.  In the case of a Grantee who is an employee: (i) upon grant of Restricted Stock Units, the Grantee shall make an election with respect to the method of satisfaction of such tax withholding obligation in accordance with procedures established by the Administrator; and (ii) unless the Grantee delivers to the Company or its designee within five (5) days after the occurrence of the vesting event specified in Section 2 or Section 3 above a certified check payable in the amount of all tax withholding obligations imposed on the Grantee and the Company by reason of the vesting of the Restricted Stock Units, the Grantee’s actual number of shares of Common Stock shall be reduced by the smallest number of whole shares of Common Stock which, when multiplied by the Fair Market Value of the Common Stock on the vesting date, is sufficient to satisfy the amount of such tax withholding obligations.

8.            No Effect on Employment.  Nothing in the Plan or this Agreement shall confer upon the Grantee the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of the Grantee regardless of the effect of such termination of employment on the rights of the Grantee under the Plan or this Agreement.

9.             Governing Laws.  This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

10.           Successors.  This Agreement shall inure to the benefit of, and be binding upon, the Company and the Grantee and their heirs, legal representatives, successors and permitted assigns.

11.           Severability.  In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

12.          Entire Agreement.   Subject to the terms and conditions of the Plan, which are incorporated herein by reference, this Agreement expresses the entire understanding and agreement of the parties hereto with respect to such terms, restrictions and limitations.

13.          Headings.   Section headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

14.          Additional Acknowledgements.  By their signatures below, the Grantee and the Company agree that the Restricted Stock Units are granted under and governed by the terms and conditions of the Plan and this Agreement.  Grantee has had an opportunity to request a copy of the Plan, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement.  Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee made in accordance with the terms of the Plan and this Agreement upon any questions relating to the Plan and this Agreement.

15.          Incorporation of Plan by Reference.  These Restricted Stock Units are granted in accordance with the terms and conditions of the Plan, the terms of which are incorporated in this Agreement by reference, and this Agreement shall in all respects be interpreted in accordance with the Plan.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the Date of Grant set forth above.

ASCENT SOLAR TECHNOLOGIES, INC.

By:

Print Name:

GRANTEE